Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Steve Filton
	Chief Financial Officer	September 13, 2010
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. ANNOUNCES

RESIGNATION OF MICHAEL MARQUEZ, PRESIDENT OF THE ACUTE CARE

DIVISION; MARC D. MILLER TO ASSUME INTERIM RESPONSIBILITY

KING OF PRUSSIA, PA—Universal Health Services, Inc. (NYSE:UHS) today announced that Michael Marquez has resigned as President of the Acute care division. He plans to relocate to Florida for personal and family reasons.

Mr. Marquez has served as President of the Acute care division since May, 2009 and had previously served as Co-President of the Acute care division with Marc D. Miller. “I want to thank Mike for his many years of dedicated service. We appreciate his many contributions to the Company and wish him well in any new endeavors” stated Alan B. Miller, CEO and Chairman of the Board.

Until a replacement is named, Marc D. Miller, President of UHS, will assume interim responsibility for the Acute Care Division and we will immediately commence a search for a permanent replacement.

Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company’s assessment of these risks and uncertainties changes.

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating, through its subsidiaries, acute care hospitals, behavioral healthcare facilities and ambulatory centers located throughout the United States and Puerto Rico. For additional information on the Company, visit our web site: http://www.uhsinc.com.

###